UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2024

ODYSIGHT.AI INC.

(Exact name of registrant as specified in its charter)

Nevada	333-188920	47-4257143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 7A, Industrial Park P.O. Box 3030, Omer, Israel 12 Abba Hillel Silve Rd, Sasson Hugi Tower Ramat Gan, Israel 5250606	8496500
(Address of principal executive offices)	(Zip Code)

+972 73 370-4690

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2024, the Board resolved to appoint Ms. Einav Brenner to serve as Chief Financial Officer of the Company, which appointment shall enter into effect on May 5, 2024. Below is a description of the relevant business experience for Ms. Brenner:

Ms. Brenner, 42, has served since May 2022 as the VP Finance of Solato Ltd., a food tech company. In this capacity, Ms. Brenner has supported the establishment of global company activities, including strategic decision making and significant commercial agreements, building financial and operational teams and infrastructure, and handling fund raising and investor relations. From July 2017 to May 2022, Ms. Brenner served as Executive Director of Finance at RedHill Biopharma Ltd. (NASDAQ: RDHL), where she facilitated fund raising activities, managed complex transactions and legal aspects, and was responsible for Securities and Exchange Commission filings and financial reporting. Prior to this, Ms. Brenner served in various financial positions at Vizrt Inc., Viola Ventures and PricewaterhouseCoopers. Ms. Brenner is a CPA (Israel), holds a Bachelor of Accounting, Economics and Business Administration, and an MBA in Financial Management, both from Tel Aviv University.

In connection with the appointment of Ms. Brenner as the Company’s Chief Financial Officer, the Company entered into an Employment Agreement with Ms. Brenner that provides for the terms and conditions of her employment. The Employment Agreement provides for a monthly base salary of NIS 60,000. The Employment Agreement also provides that Ms. Brenner is entitled to receive an equity grant of options to purchase a total of 70,000 shares of the Company’s common stock, par value $0.001 per share (the “Options”), which shall vest and become exercisable as follows: 33.33% of the shares covered by the Options on the first anniversary of her service, and 8.33% of the shares covered by the Options at the end of each subsequent three-month period thereafter over the course of the subsequent two years. Additionally, the Company agreed to pay Ms. Brenner a signing bonus in the aggregate amount of NIS 60,000 pursuant to certain objectives. In accordance with the terms of Ms. Brenner’s Employment Agreement, she will also receive additional benefits customary for an executive officer of her experience and for companies of similar stature and standing to that of the Company.

There are no other arrangements or understandings pursuant to which Ms. Brenner was appointed Chief Financial Officer. There are no family relationships among any of the Company’s directors, executive officers, and Ms. Brenner. Except for the Employment Agreement described above, there are no related party transactions between the Company and Ms. Brenner reportable under Item 404 of Regulation S-K.

Item 8.01 Other Events.

On May 6, 2024, the Company issued a press release announcing the matters disclosed in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description of Exhibits

10.1	Employment Agreement, by and between Einav Brenner and Odysight.ai Ltd.
99.1	Press release dated May 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSIGHT.AI INC.

Date: May 6, 2024	By:	/s/ Yehu Ofer
	Name:	Yehu Ofer
	Title:	Chief Executive Officer